UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Southwest Freeway, Suite 2950 Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on August 25, 2010, Trico Marine Services, Inc. (the “Company”) and certain of its subsidiaries, Trico Marine Assets, Inc., Trico Holdco, LLC, Trico Marine Operators, Inc., Trico Marine Cayman, LP and Trico Marine International, Inc. filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Further, as previously disclosed, on August 2, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Chapter 11 plan of liquidation (the “Plan”) for the Company, Trico Marine Assets, Inc., Trico Marine Operators, Inc. and Trico Marine International, Inc. The Plan became effective on August 11, 2011 (the “Effective Date”).

Pursuant to the Plan, the Plan Administrator (as such term is defined in the Plan) had the option of electing to consummate the Kistefos Transaction (as such term is defined in the Plan). After considering the Kistefos Transaction during the 90-day period following the Effective Date provided by the Confirmation Order and an extension of such period in accordance with the Confirmation Order, the Plan Administrator elected not to consummate the Kistefos Transaction. Accordingly, the Old TMS Equity (as such term is defined in the Plan) has been cancelled pursuant to the Plan. As such, the Company has decided to terminate the registration of the Old TMS Equity under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its obligation to file reports under Section 15(d) of the Exchange Act. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock. The Company plans to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the deregistration of its common stock on or about January 30, 2012. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately cease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012

TRICO MARINE SERVICES, INC.

By:	/s/ Barry J. Folse
Name: Barry J. Folse
Title: Plan Administrator